Exhibit 99.1

News Release

Independent Bank Corporation

                                                                                                                                230 West Main Street

                                                                                                                                Ionia, MI 48846

                                                                                                                                616.527.5820

For Release:        Immediately

Contact:                Robert Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION

ANNOUNCES SETTLEMENT AND FINAL RESULTS OF

TRUST PREFERRED SECURITIES EXCHANGE OFFER

IONIA, Mich., June 23, 2010 — Independent Bank Corporation (Nasdaq: IBCP), the holding company of Independent Bank, a Michigan-based community bank ("we," "us" or the "Company"), today announced the settlement and final results of its offer to exchange up to 180,200,000 newly issued shares of its common stock for properly tendered and accepted trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO), IBC Capital Finance III, IBC Capital Finance IV, and Midwest Guaranty Trust I (the "Exchange Offer").

Based on the final count by the exchange agent, D.F. King & Co., Inc., the Company has accepted for exchange 1,657,255 shares ($41.4 million aggregate liquidation preference) of the trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO), which were validly tendered and not withdrawn as of 11:59 p.m., Eastern time, on June 22, 2010, the expiration date for the Exchange Offer.  No shares of the trust preferred securities issued by IBC Capital Finance III, IBC Capital Finance IV, or Midwest Guaranty Trust I were tendered.

On June 23, 2010, the Company settled the Exchange Offer, and issued 51,091,250 shares of common stock in exchange for the validly tendered trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO).

As previously disclosed, the Company's issuance of its common stock in exchange for at least $40 million in aggregate liquidation amount of trust preferred securities is one of the conditions to the Company's ability to compel a conversion of the Series B Fixed Rate Cumulative Mandatorily Convertible Preferred Stock held by the U.S. Department of the Treasury into the Company's common stock.  The completion of the Exchange Offer today has satisfied this condition, and the Company intends to continue to proceed to implement the remaining elements of its capital restoration plan.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq Symbol: IBCP) is a Michigan-based bank holding company with total assets of approximately $2.9 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation now operates over 100 offices across Michigan’s Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  www.IndependentBank.com

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Independent Bank Corporation's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements include descriptions of plans and objectives of Independent Bank Corporation's management for future or past operations, products or services, and forecasts of the Company's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit quality trends, and forecasts on our subsidiary bank's ability to remain adequately capitalized throughout 2010 and our expectation that our holding company will have sufficient cash on hand to meet expected obligations during 2010. Such statements reflect the view of Independent Bank Corporation's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the ability of Independent Bank Corporation to meet the objectives of its capital restoration plan, the ability of Independent Bank to remain well-capitalized under federal regulatory standards, the pace of economic recovery within Michigan and beyond, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.